Exhibit 23

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the VSB Bancorp, Inc. 2004 Directors Stock Option Plan of our report dated March 11, 2008, appearing in the Annual Report on Form 10-KSB of VSB Bancorp, Inc. for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Livingston, New Jersey
March 25, 2008